Exhibit 24

POWER OF ATTORNEY

        I, the undersigned Director and/or Officer of Rockwell Automation, Inc., a Delaware corporation (the “Company”), hereby constitute and appoint WILLIAM J. CALISE, JR. and PETER R. KOLYER, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the Rockwell Automation, Inc. 2000 Long-Term Incentives Plan, as amended.

Signature	Title	Date
/s/ Keith D. Nosbusch Keith D. Nosbusch	President and Chief Executive Officer (principal executive officer) and a Director	February 5, 2004
/s/ Betty C. Alewine Betty C. Alewine	Director	February 4, 2004
/s/ Don H. Davis, Jr. Don H. Davis, Jr.	Chairman of the Board and a Director	February 4, 2004
/s/ William H. Gray, III William H. Gray, III	Director	February 4, 2004
/s/ Verne G. Istook Verne G. Istook	Director	February 4, 2004
/s/ William T. McCormick, Jr. William T. McCormick, Jr.	Director	February 4, 2004
/s/ Bruce M. Rockwell Bruce M. Rockwell	Director	February 4, 2004
/s/ David B. Speer David B. Speer	Director	February 4, 2004
/s/ Joseph F. Toot, Jr. Joseph F. Toot, Jr.	Director	February 4, 2004

/s/ Kenneth F. Yontz Kenneth F. Yontz	Director	February 4, 2004
/s/ James V. Gelly James V. Gelly	Senior Vice President and Chief Financial Officer (principal financial officer)	February 2, 2004
/s/ David M. Dorgan David M. Dorgan	Vice President and Controller (principal accounting officer)	February 4, 2004

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